Exhibit 24

                               POWER OF ATTORNEY

I, Steven A. Cosse', Director of Simmons First National
Corporation, hereby constitute, appoint and authorize Shelly E. McMurtrey, Randa Edwards, Kay Shankles, or John Rush to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.


January 12, 2004                                    /s/ Steven A. Cosse'
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Date                                                       Signature